Exhibit 99.8

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D, including all amendments thereto, with respect to the ordinary share, par value $0.0001 per share, of Ads-tec Energy Public Limited Company, and further agree that this Joint Filing Agreement shall be included as an exhibit to the first such joint filing and may, as required, be included as an exhibit to subsequent amendments thereto.

Each of the undersigned agrees and acknowledges that each party hereto is (i) individually eligible to use such Schedule 13D and (ii) responsible for the timely filing of such Schedule 13D and any and all amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness and accuracy of the information concerning any other party unless such party knows or has reason to believe that such information is inaccurate.

Each of the undersigned hereby constitutes and appoints Robert Miklautsch as their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the statement on Schedule 13D, including all amendments thereto, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument. A facsimile, telecopy or other reproduction of this Joint Filing Agreement may be executed by one or more parties hereto, and an executed copy of this Joint Filing Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes as of the date hereof.

Dated: January 18, 2022

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the date first written above.

BOSCH THERMOTECHNIK GMBH

By	/s/ Jan Brockmann
Name:	Jan Brockmann
Title:	President

By	/s/ Thomas Volz
Name:	Thomas Volz
Title:	Member of the Board of Management

[Bosch Thermotechnik GmbH Signature Page to Joint Filing Agreement]

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the date first written above.

ROBERT BOSCH GMBH

By:	/s/ Stefan Hartung
Name:	Stefan Hartung
Title:	General Partner

By:	/s/ Bettina Holzwarth
Name:	Bettina Holzwarth
Title:	Senior Vice President Legal

[Robert Bosch GmbH Signature Page to Joint Filing Agreement]

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the date first written above.

ROBERT BOSCH INDUSTRIETREUHAND KG

By:	/s/ Stefan Asenkerschbaumer
Name:	Stefan Asenkerschbaumer
Title:	General Partner

By:	/s/ Eberhard Veit
Name:	Eberhard Veit
Title:	General Partner

[Robert Bosch Industrietreuhand KG Signature Page to Joint Filing Agreement]

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the date first written above.

/s/ Stefan Hartung
Name:	Stefan Hartung

[Stefan Hartung Signature Page to Joint Filing Agreement]

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the date first written above.

/s/ Stefan Asenkerschbaumer
Name:	Stefan Asenkerschbaumer

[Stefan Asenkerschbaumer Signature Page to Joint Filing Agreement]

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the date first written above.

/s/ Eberhard Veit
Name:	Eberhard Veit

[Eberhard Veit Signature Page to Joint Filing Agreement]